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                                                                    EXHIBIT 99.2

[GTI LOGO]


FOR MORE INFORMATION, CONTACT:

John Rose
e-mail: goldentelecom@rose.ru
(Moscow) tel.: +7-095-956-7885; fax: +7-095-956-7882
(New York) voicemail/fax: 212-504-3038

FOR IMMEDIATE RELEASE


                             Golden Telecom Acquires
                            Cityline and Uralrelcom.

MOSCOW, Russia (3 April 2001) - Golden Telecom, Inc. (Nasdaq: GLDN), a leading telecommunications and Internet services company which operates throughout Russia and the Commonwealth of Independent States, today announced that it has entered into an agreement to acquire well-established Internet Service Provider
(ISP) Cityline and 51 percent of Ekaterinburg-based ISP, Uralrelcom.

Cityline operates primarily in Moscow, where approximately 46,500 of its nearly 62,000 subscribers reside. The company also operates in other major Russian cities, including Saint Petersburg, Nizhniy Novgorod, Tyumen and Kaliningrad. Uralrelcom has approximately 8,000 subscribers in the Ekaterinburg region.

The purchase of Cityline and Uralrelcom will solidify Golden Telecom's position as the country's leading ISP, increasing its total combined subscriber base to over 150,000 customers.

These acquisitions will allow for the consolidation of several of the largest Internet subscriber bases in Russia and will provide a platform to support the strengthening of Internet markets in Russia.

According to Golden Telecom's Head of Consumer Internet Business and Deputy General Director of Teleross, Cliff Gauntlett, "From the standpoint of our consumer Internet business, the Cityline and Uralrelcom acquisitions will be among the most important we have made. Not only will we continue to provide quality access services; we will also expand our direct client market for the portal services we acquired last year."

Mr. Maxim Barski, Head of Corporate Development for Cityline described the deal as the best way for his company to expand nationally. "Golden Telecom has the resources to make our vision for Cityline a reality. As part of the Russia-On-Line family, our network can grow more quickly and our loyal customers will be well served."

"Ultimately this deal will reduce our combined cost base - allowing us to keep our pricing low to our subscribers while improving our financial performance," said Stan Abbeloos, Golden Telecom Chief Operating Officer. "This is good news for the company and consumers."

Alfa Bank's corporate finance team led the negotiations and structuring of the transaction on behalf of the buyers and was sole adviser to Golden Telecom.

About Golden Telecom (www.goldentelecom.ru)
Golden Telecom, Inc., NASDAQ "GLDN" is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States
(CIS). The company offers competitive local exchange carrier services using its overlay network in Moscow, Kiev and Saint Petersburg; data and long-distance services using a fiber optic and satellite-based network - including more than 130 combined access points in Russia and other
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countries of the CIS; dedicated and dial-up Internet access to businesses and consumers; Internet content through numerous web brands powered by its Russia-On-Line portal; and mobile services.

About Russia-On-Line (www.online.ru)
Russia-On-Line (TM) is one of the largest providers of dialup services in Russia and CIS. Created in 1995, it now has access points in nearly 50 Russia and the CIS cities, including Moscow and St. Petersburg. It provides a full range of dialup services, as well as other Internet related services such as web hosting, co-location, and domain name registration for the "ru" domain. In addition, Russia-On-Line (TM) customers enjoy global roaming opportunities available through roaming agreements with Internet Service Providers in 150 countries. Russia-On-Line (TM) is operated by TeleRoss, the core of a group of companies operating under the Golden Telecom trademark.

    Statements made in this press release, including statements regarding anticipated market share and decreased marketing, sales and administrative expenses, are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. It is important to note that such statements involve risks and uncertainties, which may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include the risk that the transaction may not be consummated or that anticipated operating synergies will not be realized Additional information concerning factors that could cause results to differ materially from those in the forward looking statements are contained in the Company's filings with the U.S. Securities and Exchange Commission, including, but not limited to, Form10-K for year 2000 filed March 16, 2001.